UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2025

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Service Properties Trust.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, our Board of Trustees, or the Board, appointed Christopher J. Bilotto as a Managing Trustee and as our President and Chief Executive Officer, effective that day.

Mr. Bilotto, age 47, has been an executive vice president of our manager, The RMR Group LLC, or RMR, since October 2023, and was a senior vice president of RMR from October 2020 to September 2023 and a vice president of RMR from 2016 to September 2020. Mr. Bilotto is responsible for overseeing RMR’s acquisition platform, asset management for all hotel and senior living properties managed by RMR, as well as property development and redevelopment throughout the United States. Mr. Bilotto also served in various management roles at Office Properties Income Trust from May 2019 to December 2023. Prior to joining RMR in 2011, Mr. Bilotto worked at General Growth Properties in various management roles. Mr. Bilotto has also served as a managing trustee and as the president and chief executive officer of Diversified Healthcare Trust since May 31, 2024 and January 1, 2024, respectively.

The Board concluded that Mr. Bilotto is qualified to serve as a Managing Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For his service as a Managing Trustee, Mr. Bilotto will be entitled to the compensation we generally provide to our Managing Trustees.

Mr. Bilotto succeeds John G. Murray as a Managing Trustee, who resigned effective March 9, 2025, and succeeds Todd W. Hargreaves as President and Chief Investment Officer, who also resigned effective March 9, 2025. Each of Messrs. Murray and Hargreaves advised the Board that his resignation was not the result of any disagreement with us, our management or the Board on any matter relating to our operations, policies or practices.

There is no arrangement or understanding between Mr. Bilotto and any other person pursuant to which Mr. Bilotto was appointed as Managing Trustee or President and Chief Executive Officer. There are no transactions, relationships or agreements between Mr. Bilotto and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Bilotto does not have a family relationship with any member of the Board or any of our executive officers.

In connection with Mr. Bilotto’s appointment as Managing Trustee and President and Chief Executive Officer, we will enter into an indemnification agreement with Mr. Bilotto, which agreement will be on substantially the same terms as the indemnification agreements we have entered into with our other Trustees and executive officers. We have previously filed a form of the indemnification agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which form is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: March 10, 2025